Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is made by and between OncoSec Medical Incorporated (the “Company”) and Veronica Vallejo (the “Employee”), effective as of August 2, 2013, with reference to the following facts:

WHEREAS, (i) the Company and the Employee entered into the Employment Agreement dated as of May 18, 2011 (the “Agreement”) and (ii) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the provisions contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Amendment.  The Agreement is hereby amended as follows:

1.1                               Section 4.3.5.1(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

“a severance payment in an amount equal to twelve (12) months of the Employee’s annual Salary at the time of Termination pursuant to subsection 2.1 of this Agreement, less applicable statutory deductions and withholdings, to be paid in accordance with the Company’s standard payroll practices in equal cash installments beginning on the first payroll date following the date that the Severance Release (as defined in Section 4.3.6) becomes effective in accordance with its terms (the “Release Effective Date”) and ending on the twelve (12) month anniversary of the Employee’s termination date; and”

1.2                               Section 4.3.5.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“If Employee’s employment is terminated pursuant to subsections 4.3.1.2, 4.3.1.3 or 4.3.3, and any spouse and/or dependents of the Employee (“Family Members”), has coverage on the date of the Employee’s termination under a group health plan sponsored by the Company, the Company will pay for a period of up to twelve (12) months the total applicable premium cost for continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Sections 1161-1168; 26 U.S.C. Section 4980B(f), as amended, and all applicable regulations (referred to collectively as “COBRA”), provided that the Employee is eligible for and validly elects to continue coverage under COBRA for the Employee and her Family Members.  No other benefits shall be continued.”

2.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents without regard to California’s choice of law rule.

3.                                      Counterparts.  This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

4.                                      Severability.  All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

5.                                      Entire Agreement; Modifications and Amendments.  This Amendment, together with the Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof.  No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the parties to this Amendment.

IN WITNESS WHEREOF, each of the parties has executed this Amendment on the date first written above.

VERONICA VALLEJO		ONCOSEC MEDICAL INCORPORATED

By:	/s/Veronica Vallejo	By:	/s/ Punit Dhillon
Name:	Veronica Vallejo	Name:	Punit Dhillon
		Title:	Chief Executive Officer